Exhibit 23.2

February 3, 2023
Las Vegas Sands Corp.
5500 Haven Street
Las Vegas, Nevada 89119
United States

Dear Sir/Madam:

We hereby consent to the reference of our name under the headings “Business—Doing Business in Macao, Hong Kong and mainland China” and “Risk Factors—Risks Related to Doing Business in China” in Las Vegas Sands Corp.’s (the “Company”) Annual Report on Form 10-K (the “2022 Form 10-K”), which will be filed with the Securities and Exchange Commission (the “SEC”) on the date hereof.

We also consent to the filing of this consent letter with the SEC as an exhibit to the 2022 Form 10-K being filed on the date hereof and incorporated by reference into the Company’s registration statement on Form S-3 (File No. 333-249825) filed with the SEC on November 3, 2020 and the Company’s registration statement on Form S-8 (File No. 333-232819) filed with the SEC on July 25, 2019.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Very truly yours,

/s/ Haiwen & Partners

HAIWEN & PARTNERS